Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contacts:

Shanye Hudson, Investor Relations, phone: 510-572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended December 29, 2013

FREMONT, Calif., January 29, 2014—Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended December 29, 2013.

Highlights for the December 2013 quarter were as follows:

•	Shipments of $1,139 million, up 15% from the prior quarter

•	Revenue of $1,116 million, up 10% from the prior quarter

•	GAAP gross margin of 43.7%, GAAP operating margin of 14.7% and GAAP diluted EPS of $0.87

•	Non-GAAP gross margin of 45.8%, non-GAAP operating margin of 18.7%, and non-GAAP diluted EPS of $1.10

Lam Research Corporation

Financial Highlights for the Quarters Ended December 29, 2013 and September 29, 2013

(in thousands, except per share data and percentages)

U.S. GAAP
	December 2013	September 2013	Change Q/Q
Revenue	$1,116,061	$1,015,059	+10%
Gross margin as percentage of revenue	43.7%	42.5%	+120 bps
Operating margin as percentage of revenue	14.7%	10.4%	+430 bps
Diluted EPS	$0.87	$0.50	+74%

Non-GAAP
	December 2013	September 2013	Change Q/Q
Revenue	$1,116,061	$1,015,059	+10%
Gross margin as percentage of revenue	45.8%	45.0%	+80 bps
Operating margin as percentage of revenue	18.7%	16.2%	+250 bps
Diluted EPS	$1.10	$0.81	+36%

GAAP Financial Results

Revenue for the period was $1,116 million, gross margin was $487.8 million, or 43.7% of revenue, operating expenses were $323.3 million, and net income was $149.0 million, or $0.87 per diluted share on a GAAP basis. This compares to revenue of $1,015 million, gross margin of $431.9 million, or 42.5% of revenue, operating expenses of $326.5 million, and net income of $85.5 million, or $0.50 per diluted share, for the September 2013 quarter.

Non-GAAP Financial Results

Non-GAAP gross margin was $510.8 million, or 45.8% of revenue, non-GAAP operating expenses were $302.1 million, and non-GAAP net income was $188.7 million, or $1.10 per diluted share. This compares to non-GAAP gross margin of $456.7 million, or 45.0% of revenue, non-GAAP operating expenses of $291.9 million, and non-GAAP net income of $139.2 million, or $0.81 per diluted share, for the September 2013 quarter.

“Calendar 2013 was an extraordinary year for Lam Research, highlighted by strong operating and financial performance. Our December quarter results closed the year with record shipments, record revenues and earnings that exceeded our expectations,” stated Martin Anstice, Lam Research’s president and chief executive officer. “Our outlook for continued healthy levels of wafer fab equipment spending in 2014 reflects our customers’ planned investments in key technology inflections tempered by their focus on maintaining balanced supply and demand. Against this industry back drop, we are further strengthening our emphasis on customer trust and improving competitiveness to reinforce the opportunities for future growth and enhanced financial performance of Lam.”

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Balance Sheet and Cash Flow Results

Cash and cash equivalents, short-term investments, and restricted cash and investment balances increased to $2.7 billion at the end of the December 2013 quarter compared to $2.6 billion at the end of the September 2013 quarter. This increase was primarily the result of approximately $129 million in cash flows from operating activities during the December 2013 quarter, partially offset by $48 million of stock repurchases.

Deferred revenue and deferred profit balances at the end of the December 2013 quarter increased to $405.0 million and $224.4 million, respectively, as compared to $334.0 million and $188.4 million, respectively, at the end of the September 2013 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $53.5 million as of December 29, 2013.

Geographic Distribution

The geographic distribution of shipments and revenue during the December 2013 quarter is shown in the following table:

Region	Shipments	Revenue
North America	9%	13%
Europe	7%	5%
Japan	13%	17%
Korea	24%	19%
Taiwan	22%	28%
Asia Pacific	25%	18%

Outlook

For the March 2014 quarter, Lam is providing the following guidance on a non-GAAP basis:

•	Shipments of approximately $1.250 billion plus or minus $30 million

•	Revenue of approximately $1.215 billion plus or minus $30 million

•	Gross margin of approximately 45.0% plus or minus 1.0%

•	Operating margin as a percent of revenue of approximately 19.5% plus or minus 1.0%

•	Earnings per share of approximately $1.15 plus or minus $0.05, assuming a diluted share count of 173 million

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the December 2013 and September 2013 quarters exclude costs associated with the fair-value impact of acquisition-related inventory, amortization related to intangible assets acquired in the Novellus transaction, certain integration-related costs, rationalization of certain product configurations, the impairment of a long-lived asset, the amortization of convertible note discounts, and the tax benefit on successful resolution of certain tax matters. Additionally, the December 2013 quarter non-GAAP results exclude the gain on sale of an investment and the September 2013 quarter non-GAAP results excluded certain restructuring charges and the tax expense associated with legal-entity integration.

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

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Lam Announces Financial Results for the December 2013 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers, our opportunities for growth, our financial performance, our wafer fab equipment spending outlook, the expected rate of investment in key technology inflections, the success of our strategies for maintaining customer trust and improving competitiveness, the support from our customers, and our guidance for shipments, revenue, gross margin, operating margin, and earnings per share. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 30, 2013 and Form 10-Q for the three months ended September 29, 2013. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. (NASDAQ:LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading etch, deposition, strip, and wafer cleaning solutions help customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation and delivering on commitments, Lam is transforming atomic-scale engineering and enabling our customers to shape the future of technology. Based in Fremont, Calif., Lam Research is an S&P 500 ® company whose common stock trades on the NASDAQ Global Select Market under the symbol LRCX. For more information, please visit http://www.lamresearch.com.

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the December 2013 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 23,	December 29,	December 23,
	2013	2013	2012	2013	2012
Revenue	$1,116,061	$1,015,059	$860,886	$2,131,120	$1,767,774
Cost of goods sold	628,272	583,201	545,472	1,211,473	1,118,474

Gross margin	487,789	431,858	315,414	919,647	649,300
Gross margin as a percent of revenue	43.7%	42.5%	36.6%	43.2%	36.7%
Research and development	174,477	170,567	165,951	345,044	329,262
Selling, general and administrative	148,838	155,883	145,421	304,721	299,284

Total operating expenses	323,315	326,450	311,372	649,765	628,546

Operating income	164,474	105,408	4,042	269,882	20,754
Operating margin as a percent of revenue	14.7%	10.4%	0.5%	12.7%	1.2%
Other expense, net	(3,837)	(14,262)	(13,390)	(18,099)	(23,328)

Income before income taxes	160,637	91,146	(9,348)	251,783	(2,574)
Income tax expense (benefit)	11,645	5,640	(15,756)	17,285	(11,750)

Net income	$148,992	$85,506	$6,408	$234,498	$9,176

Net income per share:
Basic net income per share	$0.92	$0.52	$0.04	$1.44	$0.05

Diluted net income per share	$0.87	$0.50	$0.04	$1.37	$0.05

Number of shares used in per share calculations:
Basic	162,305	162,896	170,699	162,603	175,314

Diluted	171,757	171,363	173,027	171,592	177,490

Lam Announces Financial Results for the December 2013 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 29,	September 29,	June 30,
	2013	2013	2013
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,132,555	$1,156,184	$1,162,473
Short-term investments	1,389,735	1,300,031	1,334,745
Accounts receivable, net	909,720	713,524	602,624
Inventories	661,572	614,790	559,317
Deferred income taxes	17,095	29,090	27,674
Other current assets	138,359	110,633	106,996

Total current assets	4,249,036	3,924,252	3,793,829
Property and equipment, net	546,193	564,845	603,910
Restricted cash and investments	166,395	166,385	166,536
Goodwill and intangible assets	2,453,066	2,484,900	2,526,541
Other assets	141,108	149,963	159,499

Total assets	$7,555,798	$7,290,345	$7,250,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$1,522,572	$1,402,890	$1,404,475

Long-term debt, convertible notes, and capital leases	$803,276	$796,373	$789,256
Income taxes payable	248,996	248,462	246,479
Other long-term liabilities	129,710	129,306	134,313

Total liabilities	2,704,554	2,577,031	2,574,523

Senior convertible notes	185,154	186,042	186,920
Stockholders’ equity (2)	4,666,090	4,527,272	4,488,872

Total liabilities and stockholders’ equity	$7,555,798	$7,290,345	$7,250,315

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 162,169 shares as of December 29, 2013, 162,217 shares as of September 29, 2013 and 162,873 shares as of June 30, 2013.

Lam Announces Financial Results for the December 2013 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 23,	December 29,	December 23,
	2013	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148,992	$85,506	$6,408	$234,498	$9,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,552	74,331	78,388	147,883	153,204
Deferred income taxes	12,457	—	(7,320)	12,457	(19,337)
Impairment of long-lived asset	628	7,004	—	7,632	—
Equity-based compensation expense	23,046	23,235	24,027	46,281	48,441
Amortization of convertible note discount	8,217	8,122	7,843	16,339	15,595
Other, net	(2,428)	4,115	14,694	1,687	25,744
Changes in operating assets and liabilities:	(135,441)	(150,388)	69,186	(285,829)	209,665

Net cash provided by operating activities	129,023	51,925	193,226	180,948	442,488

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(38,323)	(23,778)	(38,924)	(62,101)	(82,889)
Cash paid for business acquisition	(18,388)	—	(8,716)	(18,388)	(8,716)
Net sales/maturities (purchases) of available-for-sale securities	(88,754)	42,567	(23,250)	(46,187)	(39,888)
(Issuance) repayments of notes receivable	10,000	—	—	10,000	—
Proceeds from sale of assets	21,635	—	660	21,635	660
Transfer of restricted cash and investments	—	150	33	150	179

Net cash provided by (used for) investing activities	(113,830)	18,939	(70,197)	(94,891)	(130,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(719)	(88)	(115)	(807)	(780)
Treasury stock purchases	(47,910)	(104,285)	(355,010)	(152,195)	(710,089)
Reissuances of treasury stock related to employee stock purchase plan	(35)	15,154	—	15,119	9,925
Proceeds from issuance of common stock	8,449	12,574	6,583	21,023	7,534

Net cash used for financing activities	(40,215)	(76,645)	(348,542)	(116,860)	(693,410)

Effect of exchange rate changes on cash	1,393	(508)	4,236	885	7,013
Net decrease in cash and cash equivalents	(23,629)	(6,289)	(221,277)	(29,918)	(374,563)
Cash and cash equivalents at beginning of period	1,156,184	1,162,473	1,411,466	1,162,473	1,564,752

Cash and cash equivalents at end of period	$1,132,555	$1,156,184	$1,190,189	$1,132,555	$1,190,189

Lam Announces Financial Results for the December 2013 Quarter

Non-GAAP Financial Summary

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	December 29,	September 29,
	2013	2013
Revenue	$1,116,061	$1,015,059
Gross margin	$510,769	$456,709
Gross margin as percentage of revenue	45.8%	45.0%
Operating expenses	$302,103	$291,887
Operating income	$208,666	$164,822
Operating margin as a percentage of revenue	18.7%	16.2%
Net income	$188,745	$139,227
Net income per diluted share	$1.10	$0.81
Shares used in per share calculation - diluted	171,757	171,363

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	December 29,	September 29,
	2013	2013
U.S. GAAP net income	$148,992	$85,506
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,491	21,480
Acquisition-related inventory fair value impact - cost of goods sold	1,225	2,047
Integration costs - cost of goods sold	264	1,324
Integration costs - operating expenses	2,785	8,063
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	16,953	16,947
Restructuring charges - operating expenses	—	1,705
Costs associated with rationalization of certain product configurations - operating expenses	846	844
Impairment of long lived asset - operating expenses	628	7,004
Amortization of convertible note discount, Lam notes - other expense, net	7,329	7,243
Amortization of convertible note discount, Novellus assumed notes - other expense, net	762	859
Gain on sale of investment - other expense, net	(4,813)	—
Net tax benefit on non-GAAP items	(6,404)	(11,646)
Net tax benefit on successful resolution of certain tax matters	(1,313)	(2,286)
Tax expense associated with legal-entity integration	—	137

Non-GAAP net income	$188,745	$139,227

Non-GAAP net income per diluted share	$1.10	$0.81

Number of shares used for diluted per share calculation	171,757	171,363

Lam Announces Financial Results for the December 2013 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	December 29,	September 29,
	2013	2013
U.S. GAAP gross margin	$487,789	$431,858
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,491	21,480
Acquisition-related inventory fair value impact - cost of goods sold	1,225	2,047
Integration costs - cost of goods sold	264	1,324

Non-GAAP gross margin	$510,769	$456,709

U.S. GAAP gross margin as a percentage of revenue	43.7%	42.5%
Non-GAAP gross margin as a percentage of revenue	45.8%	45.0%
U.S. GAAP operating expenses	$323,315	$326,450
Pre-tax non-GAAP items:
Integration costs - operating expenses	(2,785)	(8,063)
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(16,953)	(16,947)
Restructuring charges - operating expenses	—	(1,705)
Costs associated with rationalization of certain product configurations - operating expenses	(846)	(844)
Impairment of long lived asset - operating expenses	(628)	(7,004)

Non-GAAP operating expenses	$302,103	$291,887

Non-GAAP operating income	$208,666	$164,822

Non-GAAP operating margin as a percent of revenue	18.7%	16.2%